UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 6, 2008

FTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24829	84-1416864
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 State Street East, Suite 226, Oldsmar, Florida		34677
(Address of principal executive offices)		(Zip Code)

(813) 749-8800
 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Effective March 18, 2008, together with our wholly-owned subsidiary OTG Technologies Group, Inc., a Florida corporation, we entered into a binding letter of intent with Metro One Development, Inc., formerly On The Go Healthcare, Inc., whereby we agreed to purchase certain assets of Metro One Development’s value-added reseller business unit, dba On The Go Technologies Group, including its goodwill and intellectual property, and in addition, we agreed to assume Metro One Development’s trade contracts beginning March 18, 2008. In exchange for the foregoing, we agreed to pay $4,000,000.  The $4,000,000 purchase price was comprised of the assumption of vendor debts totaling $2,900,000 and the issuance of a promissory note in the amount of $1,100,000. This initial purchase price was subject to adjustment based on a final determination of vendor debt on the effective date and receipt of additional information relating to the business. This transaction was reported on an 8-K on March 26, 2008.

On June 6, 2008, we agreed to amend certain terms of the binding letter of intent (the “Amendment”).  Pursuant to the terms of the Amendment, we agreed to reduce the aggregate purchase price paid to Metro One Development to approximately $3,511,864.  The $3,511,864 purchase price is comprised of the promissory note issued on March 18, 2008, as amended, and the assumption of Metro One Development’s vendor debt in the amounts of $650,000 and $2,861,864, respectively.

Pursuant to the terms of the Amendment, Metro One Development cancelled any payments due to it on the note between March 18, 2008 and May 22, 2008. Pursuant to the Amendment, payments we make on the note will be directed to Laurus Master Fund, Ltd. in order to pay outstanding amounts due on Metro One Development’s accounts receivable line with Laurus (the “Laurus Line”).  Further, Metro One Development agreed to assign outstanding receivables of approximately $119,000 to us for purposes of payment of its outstanding obligations on the Laurus Line. Upon satisfaction of the Laurus Line, any excess amounts due under the note or remaining from the assigned receivables, if any, will be redirected to Metro One Development.  If we fail to pay up to $650,000 toward the Laurus Line by July 14, 2008, unless extended by Laurus, we will be in default under the note.  The default provisions remain the same as originally set forth in the March 18, 2008 binding letter of intent.

We also agreed to rent office space and  related services from Metro One Development for a period of 90 days at a rate of $10,000 per month.

The acquired assets, acquired trade contracts and the terms of the Confidentiality and Non-Compete Agreement remain the same as in the March 18, 2008 binding agreement and were incorporated into the Amendment.

With respect to the issuance of our securities described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities. The securities were issued to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by us.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1 to Transaction Documents filed with this report as Exhibit10.1 and incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including the risks described in our annual report on Form 10-K and other filings we make from time to time filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements

We will include financial statements required to be filed by Item 2.01 of this report on Form 8-K in an amendment filed to this report within 71 days after the date this report is filed.

Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Amendment No. 1 to Transaction Documents, dated June 6, 2008 between the Company on the one side and FTS Group, Inc. and OTG Technologies Group, Inc. on the other side (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS Group, Inc.
(Registrant)

Date	June 13, 2008

/s/ Scott Gallagher
(Signature)

Name: Scott Gallagher
Title: Chief Executive Officer